SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                     THE FIRST NATIONAL BANK OF CHICAGO
             (Exact name of trustee as specified in its charter)

    A National Banking Association                       36-0899825
                                                      (I.R.S. employer
                                                   identification number)

One First National Plaza, Chicago, Illinois                60670-0126
     (Address of principal executive offices)              (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
           Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
          (Name, address and telephone number of agent for service)



                           FLORIDA POWER CORPORATION
               (Exact name of obligor as specified in its charter)

         Florida
                                                              59-0247770
   (State or other jurisdiction of                         (I.R.S. employer
   incorporation or organization)                       identification number)


         3201 34th Street South
         St. Petersburg, Florida                                 33711
  (Address of principal executive offices)                    (Zip Code)


                                Medium Term Notes
                         (Title of Indenture Securities)





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Item 1.           General Information.  Furnish the following
                  information as to the trustee:

                  (a)      Name and address of each examining or
                  supervising authority to which it is subject.

                  Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                  (b)      Whether it is authorized to exercise
                  corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                  No such affiliation exists with the trustee.


Item 16.          List of exhibits.   List below all exhibits filed as a
                  part of this Statement of Eligibility.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.


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                  7.  A copy of the latest report of condition of the
                      trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 8th day of April, 1996.


                      The First National Bank of Chicago,
                      Trustee,

                      By     /s/ Steven M. Wagner
                           Steven M. Wagner
                           Vice President
                           Corporate Trust Services Division



         *Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc., filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).

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                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                  April 12, 1996




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Florida Power Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    The First National Bank of Chicago

                                    By   /s/ Steven M. Wagner
                                            Steven M. Wagner
                                            Vice President
                                            Corporate Trust Services Division

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                                    EXHIBIT 7

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Legal Title of Bank:       The First National Bank of Chicago       Call Date: 12/31/95  ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Suite 0460                                       Page RC-1
City, State  Zip:          Chicago, IL  60670-0460
FDIC Certificate No.:      0/3/6/1/8
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Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for December 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

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Schedule RC--Balance Sheet


                                                                       Dollar Amounts in                      C400              <-
                                                                            Thousands            RCFD     BIL MIL THOU

ASSETS

1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)..                                   0081        4,003,995         1.a.
    b. Interest-bearing balances(2)...........................                                   0071        9,240,284         1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                                 1754                0         2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)...                           1773          827,134         2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold.....................................                                   0276        3,287,844         3.a.
    b. Securities purchased under agreements to resell........                                   0277          612,400         3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C).....................................................         RCFD 2122 16,463,126                                    4.a.
    b. LESS: Allowance for loan and lease losses..............         RCFD 3123    353,777                                    4.b.
    c. LESS: Allocated transfer risk reserve..................         RCFD 3128          0                                    4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)..........                                            2125       16,109,349         4.d.
5.  Assets held in trading accounts...........................                                   3545       12,379,396         5.
6.  Premises and fixed assets (including capitalized leases)..                                   2145          591,753         6.
7.  Other real estate owned (from Schedule RC-M).....                                            2150            8,796         7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)............................                                   2130           40,560         8.
9.  Customers' liability to this bank on acceptances outstanding.....                            2155          524,918         9.
10. Intangible assets (from Schedule RC-M)....................                                   2143          101,011        10.
11. Other assets (from Schedule RC-F).........................                                   2160        1,633,056        11.
12. Total assets (sum of items 1 through 11)..................                                   2170       49,360,496        12.

________________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.


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Legal Title of Bank:       The First National Bank of Chicago     Call Date:   12/31/95 ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Suite 0460                                      Page RC-2
City, State  Zip:          Chicago, IL  60670-0460
FDIC Certificate No.:      0/3/6/1/8
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Schedule RC-Continued
                                                                      Dollar Amounts in
                                                                           Thousands               Bil Mil Thou

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)...................                                       RCON 2200  15,174,243      13.a.
       (1) Noninterest-bearing(1)...........                      RCON 6631  6,217,164                                 13.a.(1)
       (2) Interest-bearing..........................             RCON 6636  8,957,079                                 13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)...                                                RCFN 2200  14,435,503      13.b.
       (1) Noninterest bearing.......................             RCFN 6631    625,206                                 13.b.(1)
       (2) Interest-bearing..........................             RCFN 6636 13,810,297                                 13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased.......................                                       RCFD 0278    2,449,282     14.a.
    b. Securities sold under agreements to repurchase                                       RCFD 0279      880,215     14.b.
15. a. Demand notes issued to the U.S. Treasury                                             RCON 2840       93,942     15.a.
    b. Trading Liabilities.....................................                             RCFD 3548    7,523,265     15.b.
16. Other borrowed money:
    a. With original maturity of one year or less....                                       RCFD 2332    1,897,370     16.a.
    b. With original  maturity of more than one year.                                       RCFD 2333      383,807     16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases..................................                                                RCFD 2910      280,522     17.
18. Bank's liability on acceptance executed and outstanding                                 RCFD 2920      524,918     18.
19. Subordinated notes and debentures................                                       RCFD 3200    1,225,000     19.
20. Other liabilities (from Schedule RC-G)..                                                RCFD 2930    1,444,364     20.
21. Total liabilities (sum of items 13 through 20)...                                       RCFD 2948   46,312,431     21.
22. Limited-Life preferred stock and related surplus.                                       RCFD 3282            0     22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus....                                       RCFD 3838            0     23.
24. Common stock.....................................                                       RCFD 3230      200,858     24.
25. Surplus (exclude all surplus related to preferred stock)                                RCFD 3839    2,320,126     25.
26. a. Undivided profits and capital reserves........                                       RCFD 3632      519,849     26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities....................................                                       RCFD 8434        7,315     26.b.
27. Cumulative foreign currency translation adjustments                                     RCFD 3284          (83)    27.
28. Total equity capital (sum of items 23 through 27)                                       RCFD 3210    3,048,065     28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)............                                       RCFD 3300   49,360,496     29.
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Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the  most
    comprehensive level of auditing work performed for the bank by independent external                   Number
    auditors as of any date during 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 6724     N/A   M.1.

1  =  Independent audit of the bank conducted in accordance       4  =  Directors' examination of the bank performed by other
      with generally accepted auditing standards by a certified         external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank         authority)
2  =  Independent audit of the bank's parent holding company      5  =  Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing          auditors
      standards by a certified public accounting firm which       6  =  Compilation of the bank's financial statements by external
      submits a report on the consolidated holding company              auditors
      (but not on the bank separately)                            7  =  Other audit procedures (excluding tax preparation work)
3  =  Directors' examination of the bank conducted in             8  =  No external audit
      work accordance with generally accepted auditing standards by a certified public accounting firm (may be required by
      state chartering authority)

________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

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